Execution Copy


                                PRICING AGREEMENT





Goldman, Sachs & Co.,
   As Representatives of the several
   Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                                  April 19, 2002
Ladies and Gentlemen:

         Credit And Asset Repackaging Vehicle Corporation, a Delaware corporation (the "Depositor"), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Underwriting Agreement, dated November 30, 2001 (the "Underwriting Agreement"), between the Depositor on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Certificates specified in Schedule II hereto (the "Designated Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Certificates which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Certificates pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Certificates, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Depositor. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Depositor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                Credit And Asset Repackaging Vehicle Corporation



                                By:  /s/ Ram Sundaram
                                    --------------------------------------------
                                    Name:  Ram Sundaram
                                    Title: President


Accepted as of the date hereof:



     /s/ Goldman, Sachs & Co.
-------------------------------------
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters



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


                                   SCHEDULE I

                                                                   PRINCIPAL
                                                                    AMOUNT OF
                                                                   DESIGNATED
                                                                  CERTIFICATES
                                                                     TO BE
                        UNDERWRITERS                                PURCHASED
                        ------------                                ---------

Goldman, Sachs & Co. ..........................................   $ 5,652,275
Prudential Securities Incorporated ............................    30,000,000
First Union Securities, Inc. ..................................    12,500,000
A.G. Edwards & Sons, Inc. .....................................     6,250,000
Charles Schwab & Co., Inc. ....................................     4,375,000
HSBC Securities (USA) Inc. ....................................     2,500,000
Raymond James & Associates, Inc. ..............................     2,500,000
                                                                  -----------
    Total......................................................   $63,777,275
                                                                  ===========




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


                                   SCHEDULE II

TITLE OF DESIGNATED CERTIFICATES:

     Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust JPM Capital Trust I Certificates Series 2002-2.

AGGREGATE PRINCIPAL AMOUNT:

     $63,777,275

PRICE TO PUBLIC:

     100% of the principal amount of the Designated Certificates, plus accrued interest, if any, from May 3, 2002.

PURCHASE PRICE BY UNDERWRITERS:

     96.85% of the principal amount of the Designated Certificates, plus accrued interest from May 3, 2002.

UNDERLYING SECURITIES:

     $60,267,000 aggregate principal amount of JPM Capital Trust I 7.54% Cumulative Capital Securities.

FORM OF DESIGNATED CERTIFICATES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds.

TIME OF DELIVERY:

     10:00 a.m. (New York City time), May 3, 2002

TRUST AGREEMENT:

     Trust Agreement dated May 3, 2002, between the Depositor and Wells Fargo Bank Minnesota, National Association, as trustee

MATURITY:  January 15, 2027

INTEREST RATE:

     7.125%

INTEREST PAYMENT DATES:

     The fifteenth day of each January and July, commencing on July 15, 2002.



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


REDEMPTION:

     The Designated Certificates may be redeemed in part only, in connection with a partial redemption of the underlying securities specified above.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED CERTIFICATES:

     Sullivan & Cromwell, 125 Broad Street, New York, NY 10004.

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives: Goldman, Sachs & Co.

     Address for Notices, etc.: 85 Broad Street, New York, NY 10004.




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